Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form 10-K of our report dated April 9, 2024, relating to the financial statements of OneMedNet Corporation as of December 31, 2023 and 2022 and to all references to our firm included in this registration statement.

Certified Public Accountants

Lakewood, CO

April 9, 2024